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Exhibit 3.37

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

June 24, 1998

The State Corporation Commission has found the accompanying articles submitted on behalf of

NEWEAGLE INDUSTRIES, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF RESTATEMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective June 24, 1998 at 04:15 PM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION
By	/s/ T.V. MORRISON, JR. Commissioner

AMENACPT
CIS20317
98-06-24-0147

Date of original incorporation: Sept. 30, 1993

NEWEAGLE INDUSTRIES, INC.

CERTIFICATE OF
AMENDMENT AND RESTATEMENT OF ITS
ARTICLES OF INCORPORATION

        Pursuant to the Virginia Stock Corporation Act, the undersigned Neweagle Industries, Inc., a Virginia corporation (the "Corporation"), desiring to give notice of corporate action effecting the amendment and restatement of its Articles of Incorporation, sets forth the following facts:

Article I—Amendment & Restatement

        1.     The name of the Corporation is Neweagle Industries, Inc.

        2.     The exact text of the Corporation's First Amended and Restated Articles of Incorporation is attached hereto as Exhibit A.

Article II—Manner of Adoption

        1.     The First Amended and Restated Articles of Incorporation were adopted on April 3rd, 1998.

        2.     The First Amended and Restated Articles of Incorporation contain amendments requiring shareholder approval.

        3.     The First Amended and Restated Articles of Incorporation were adopted by Joint Unanimous Written Consent of the Corporation's Shareholders and Board of Directors.

        IN WITNESS WHEREOF, the undersigned Corporation has caused these Articles of Amendment and Restatement to be signed by a duly authorized officer of the Corporation on April 3rd, 1998.

NEWEAGLE INDUSTRIES, INC.
By:	/s/ GARY WHITE
Name: Gary White
Title: Secretary

EXHIBIT A

NEWEAGLE INDUSTRIES, INC.

FIRST AMENDED AND RESTATED
ARTICLES OF INCORPORATION

FIRST:	The name of the Corporation is Neweagle Industries, Inc.
SECOND:	The number of shares of $10.00 par value, common stock the corporation is authorized to issue is 5,000.
THIRD:	The address of the Corporation's registered office is 11 South 12th Street, Richmond, Virginia 23219.
FOURTH:
The name of the Corporation's registered agent is Beverly Louise Crump, Esquire, who is a resident of Virginia and a member of the Virginia State Bar and whose business office is identical with the registered office.
FIFTH:
The personal liability of directors and officers of the Corporation to the Corporation or its shareholders for monetary damages shall be eliminated to the fullest extent permitted under the Virginia Stock Corporation Act, as the same shall be amended and in effect from time to time.
SIXTH:
6.1 Right to Indemnification. Subject to Section 6.2 of this Article Sixth, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Virginia Stock Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' and experts' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as in effect from time to time, penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The Corporation may, by action of its Board of Directors, provide indemnification to other employees or agents of the Corporation with the same scope and effect as the indemnification of directors and officers pursuant to this Article Sixth.

6.2 Procedure for Indemnification. Any indemnification under this Article Sixth (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Virginia Stock Corporation Act, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding ("Disinterested Directors"), or (ii) if such a quorum of Disinterested Directors is not obtainable, or, even if obtainable, a quorum of Disinterested Directors so directs, by independent legal counsel and a written opinion, or (iii) by the stockholders. The majority of Disinterested Directors may, as they deem appropriate, elect to have the Corporation indemnify any other employee, agent or other person acting for or on behalf of the Corporation.

6.3 Advances for Expenses. Costs, charges and expenses (including attorneys' fees and experts' fees) incurred by a director or officer of the Corporation, or such other person acting on behalf of the Corporation as determined in accordance with Section 6.2, in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a undertaking by or on behalf of the director, officer or other person to repay all amounts so advanced in the event that it shall ultimately be determined that such director, officer or other person is not entitled to be indemnified by the Corporation as authorized in this Article Sixth or otherwise.

6.4 Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article Sixth shall not be deemed exclusive of any other rights to which a claimant may be entitled under any law (common or statutory), by-law, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in his or her official capacity and as to any action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article Sixth shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves or served in such capacity at any time while this Article Sixth is in effect. Any repeal or modification of this Article Sixth or any repeal or modification of relevant provisions of the Virginia Stock Corporation Act or any other applicable law shall not in any way diminish any rights to indemnification of such director, officer or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article Sixth, references to the "Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article Sixth, with respect to the resulting or surviving corporation, as such person would if such person had served the resulting or surviving corporation in the same capacity.

6.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Virginia Stock Corporation Act.

        IN WITNESS WHEREOF, these First Amended and Restated Articles of Incorporation are executed on behalf of the Corporation by the undersigned duly authorized officer of the Corporation this 3rd day of April, 1998.

NEWEAGLE INDUSTRIES, INC.

By:	/s/ GARY WHITE
	Name:	Gary White
	Title:	Secretary

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Exhibit 3.37